Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Valneva SE of our report dated March 24, 2021 except for the change in composition of reportable segments discussed in Note 5.4 to the consolidated financial statements, as to which the date is October 20, 2021 relating to the financial statements of Valneva SE, which appears in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Audit

/s/ Cédric Mazille

Neuilly-sur-Seine, France

October 26, 2021